SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

November 14, 2014

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Pocket Games, Inc.
File Reference No. 000-55186

We were previously the independent registered public accounting firm for Pocket Games, Inc. and under the date of December 18, 2013, we reported on the financial statements of Pocket Games, Inc., as of October 31, 2013 and for the period from October 4, 2013 (inception) to October 31, 2013.

On September 18, 2014 we were dismissed as the independent registered public accounting firm. We have read Pocket Games, Inc.'s disclosures included in Item 4.01 "Changes in Registrant's Certifying Accountant" on Pocket Games, Inc.'s Form 8-K Amendment No. 2 dated September 5, 2014 to be filed with the Securities and Exchange Commission and we agree with such statements only as they pertain to Salberg & Company, P.A. except that we cannot agree or disagree with the effective date of dismissal of September 5, 2014.

Very truly yours,

Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com